Filed Pursuant to Rule 424(b)(5)

Registration No. 333-295188

PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 20, 2026)

8,560,311 Shares of Common Stock

We are offering 8,560,311 shares of our common stock, $0.001 par value per share (our “common stock”), pursuant to this prospectus supplement and the accompanying prospectus to certain institutional investors.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “AXTI”. On April 20, 2026, the last sale price of our common stock as reported on the Nasdaq Global Select Market was $78.76 per share.

We are a worldwide materials science company that develops and produces high-performance compound and single element semiconductor substrates, also known as wafers. Our principal corporate office is located in Fremont, California and all of our products are manufactured in the People’s Republic of China (the “PRC” or “China”) by our PRC subsidiaries and PRC joint ventures. We are neither a PRC operating company nor do we conduct our operations in China through the use of variable interest entities (“VIEs”). The Company believes that it does not require any permissions or approvals from the China Securities Regulatory Commission (“CSRC”) or other PRC central government authorities to complete this offering of securities because it is a Delaware corporation with its principal corporate office in Fremont, California and the PRC laws and regulations that govern the listing of securities on a U.S. securities exchange apply to PRC companies. Recent statements and regulatory actions by China’s government on the use of VIEs and data security or anti-monopoly concerns have not impacted our ability to conduct our business or continue to list our common stock on the Nasdaq Global Select Market.

We have created a vertically integrated supply chain and transfer cash through our corporate structure in three ways. First, we capitalize our investments in our PRC subsidiaries. We licensed to our PRC subsidiaries intellectual property and received from our PRC subsidiaries royalty payments or one-time fees. Second, we use transfer pricing arrangements to buy from our PRC subsidiaries and PRC joint ventures wafers and raw materials. We review the terms of the transfer pricing arrangements annually with our independent registered public accounting firm. In the past, we sold to our PRC subsidiaries capital equipment that we purchased at the request of our PRC subsidiaries and for which we were reimbursed by the applicable PRC subsidiary. In recent years, our PRC subsidiary, Beijing Tongmei Xtal Technology Co., Ltd. (“Tongmei”) purchases capital equipment from suppliers in Taiwan, Japan, China, Europe or South Korea. Third, our PRC subsidiaries and PRC joint ventures pay dividends to entities within the Company’s corporate structure. For the years ended December 31, 2025, 2024 and 2023, the aggregate dividends paid to the Company, directly or to an intermediate entity within our corporate structure, by our PRC subsidiaries and PRC raw material joint ventures were approximately $0.9 million, $2.4 million and $4.3 million, respectively. For the years ended December 31, 2025 and 2024, no dividends were paid to minority shareholders by our PRC subsidiaries and PRC raw material joint ventures. In the year ended December 31, 2025, we continued the settlement of amounts owed under our transfer pricing arrangements in the ordinary course of business. We have no current intentions to distribute earnings to our investors under our corporate structure.

The cash generated from one PRC subsidiary is not used to fund another PRC subsidiary’s operations. None of our PRC subsidiaries has ever faced difficulties or limitations on its ability to transfer cash between our subsidiaries. We have cash management policies that dictate the amount of such funding.

Investing in these securities involves risks. We are subject to a number of unique legal and operational risks associated with our corporate structure, any of which could result in a material change in our operations and/or the value of our common stock or cause the value of such securities to significantly decline or be worthless. Please carefully read the information beginning on page S-9 of this prospectus supplement, page 8 of the accompanying prospectus and included in “Item 1A – Risk Factors” of our most recent report on Form 10-K that is incorporated by reference in this prospectus before you invest in our securities.

	Per Common Stock	Total Offering
Public offering price	$64.25	$549,999,981.75
Underwriting Discount(1)	$3.2125	$27,499,999.09
Proceeds to us (before expenses)	$61.03750	$522,499,982.66

(1)	The underwriters will receive compensation in addition to the underwriting discount. See “Underwriting” of this prospectus supplement for a description of the compensation payable to the underwriter.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We have granted a 30-day option to the underwriters to purchase up to 1,284,046 additional shares of common stock from us at the public offering price, less the underwriting discount, solely to cover over-allotments, if any. See “Underwriting” on page S-11 of this prospectus supplement for more information.

The underwriter expects to deliver our shares to purchasers in the offering on or about April 22, 2026, subject to customary closing conditions.

Sole Bookrunner

Northland Capital Markets

Co-Managers

Needham & Company	B. Riley Securities	Craig-Hallum	Wedbush Securities

The date of this prospectus supplement April 21, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

Neither we nor the underwriter has authorized anyone to provide you with information other than that contained in this prospectus supplement, accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement is accurate only as of the date on the front cover page of this prospectus supplement, or other earlier date stated in this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of our securities.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus of AXT, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), form part of an automatic “shelf” registration statement on Form S-3 (File No. 333-295188 that we filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2026, that became effective upon filing with the SEC.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts of this document combined together with all documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find Additional Information” and “Incorporation of Information by Reference” in this prospectus supplement and in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, as permitted by the rules and regulations of the SEC. For further information, we refer you to our registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

We are offering to sell, and are seeking offers to buy, securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context indicates otherwise, references in this prospectus supplement to “AXT,” “the Company,” “we,” “our” and “us” refer, collectively, to AXT, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, accompanying prospectus and the information incorporated by reference in this prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements relating to our expectations regarding the receipt of export permits for our indium phosphide substrates, results of operations, market and customer demand for our products, our ability to expand our markets or increase sales, emerging applications using chips or devices fabricated on our substrates, including the use of indium phosphide wafer substrates in artificial intelligence (“AI”) applications, product yields and gross margins, expense levels, our investments in capital projects, ramping production at our sites, our ability to utilize or increase our manufacturing capacity, and our belief that we have adequate cash and investments to meet our needs over the next 12 months are forward-looking statements. Additionally, statements regarding completing steps in connection with the proposed listing of shares of Tongmei on the Shanghai Stock Exchange’s Sci-Tech innovAtion boaRd (the “STAR Market”), being accepted to list shares of Tongmei on the STAR Market, the timing and completion of such listing of shares of Tongmei on the STAR Market are forward-looking statements. . The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, particularly in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions which could cause actual results to differ materially from those expressed or implied in the forward-looking statement. These risks, uncertainties and assumptions include, but are not limited to, the receipt of export permits for our indium phosphide substrates, the withdrawal, cancellations or requests for redemptions by private equity funds in China of their investments in Tongmei, the administrative challenges in satisfying the requirements of various government agencies in China in connection with the investments in Tongmei and the listing of shares of Tongmei on the STAR Market, continued open access to companies to list shares on the STAR Market, investor enthusiasm for new listings of shares on the STAR Market, geopolitical tensions between China and the United States, and other factors described in the section of this prospectus supplement, accompanying prospectus and the documents incorporated by reference herein and therein by reference and captioned “Risk Factors.” You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements made in this prospectus supplement are based upon information available to us as of the date of this prospectus supplement, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus supplement, accompanying prospectus and the documents incorporated by reference herein and therein by reference may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of the applicable prospectus or document in which such information was contained, actual results may differ from the projections.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement or accompanying prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the matters set forth under the section of this prospectus supplement and the accompanying prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein and therein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “AXT,” “the Company,” “we,” “our” and “us” refer, collectively, to AXT, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Company Overview

AXT is a worldwide materials science company that develops and produces high-performance compound and single element semiconductor substrate wafers and certain raw materials integral to these substrates. Two of our consolidated PRC subsidiaries produce and sell certain raw materials, some of which are used in our substrate manufacturing process and some of which are sold to other companies.

Our substrate wafers are used when a typical silicon substrate wafer cannot meet the conductive requirements of a semiconductor or optoelectronic device. The dominant substrates used in producing semiconductor chips and other electronic circuits are made from silicon. However, certain chips may become too hot or perform their function too slowly if silicon is used as the base material. In addition, optoelectronic applications, such as LED lighting and chip-based lasers, do not use silicon substrates because they require a wave form frequency that cannot be achieved using silicon. Alternative or specialty materials are used to replace silicon as the preferred base in these situations. Our wafers provide such alternative or specialty materials. We do not design or manufacture the chips. We add value by researching, developing and producing the specialty material wafers. Our specialty mineral compound substrates combine indium with phosphorous (indium phosphide: InP) or gallium with arsenic (gallium arsenide: GaAs). Our specialty material single element substrates are made from germanium (Ge). Our substrate product group generated 67%, 68%, and 63% of our consolidated revenue in 2025, 2024, and 2023 respectively.

Our supply chain strategy includes several consolidated raw material companies. One of these consolidated companies produces pyrolytic boron nitride (pBN) crucibles used in the high temperature (typically in the range 500 C to 1,500 C) growth process of single crystal ingots, effusion rings when growing OLED (Organic Light Emitting Diode) tools, epitaxial layer growth in MOCVD (Metal-Organic Chemical Vapor Deposition) reactors and MBE (Molecular Beam Epitaxy) reactors. We use these pBN crucibles in our own ingot growth processes and they are also sold in the open market to other companies. A second consolidated company converts raw gallium to purified gallium. We use purified gallium in producing our GaAs substrates and it is also sold in the open market to other companies for use in producing magnetic materials, high temperature thermometers, single crystal ingots, including gallium arsenide, gallium nitride, gallium antimonite and gallium phosphide ingots, and other materials and alloys. In addition to purified gallium, the second consolidated company also produces InP base material which we then use to grow single crystal ingots. Our raw materials product group generated 33%, 32%, and 37% of our consolidated revenue in 2025, 2024, and 2023, respectively.

The following chart shows our substrate products and their materials, diameters and illustrative applications and shows our raw materials group primary products and their illustrative uses and applications.

Products

Substrate Group and Wafer Diameter	Sample of Applications
Indium Phosphide	● Data center connectivity using light/lasers
(InP)	● High-speed data transfer in data centers
2”, 3”, 4”, 6”	● 5G communications
● Fiber optic lasers and detectors
● Consumer devices
● Passive Optical Networks (PONs)
● Silicon photonics
● Photonic Integrated circuits (PICs)
● Thermo-Photovoltaics (TPV’s)
● RF amplifier and switching (military wireless & 5G)
● Infrared light-emitting diode (LEDs) motion control
● Lidar for robotics and autonomous vehicles
● Infrared thermal imaging
Gallium Arsenide	● Wi-Fi devices
(GaAs - semi-insulating)	● IoT devices
1”, 2”, 3”, 4”, 5”, 6”	● High-performance transistors
● Direct broadcast television
● Power amplifiers for wireless devices
● Satellite communications
● High efficiency solar cells for drones and automobiles
● Solar cells
Gallium Arsenide	● High brightness LEDs
(GaAs - semi-conducting)	● Screen displays using micro-LEDs
1”, 2”, 3”, 4”, 5”, 6”, 8”	● Printer head lasers and LEDs
● 3-D sensing using VCSELs
● Data center communication using VCSELs
● Sensors for industrial robotics/Near-infrared sensors
● Laser machining, cutting and drilling
● Optical couplers
● High efficiency solar cells for drones and automobiles
● Other lasers
● Night vision goggles
● Lidar for robotics and autonomous vehicles
● Solar cells
Germanium	● Multi-junction solar cells for satellites
(Ge)	● Optical sensors and detectors
2”, 4”, 6”	● Terrestrial concentrated photo voltaic (CPV) cells
● Infrared detectors
● Carrier wafer for LED
Raw Materials Group
6N+ and 7N+ purified gallium	● Key material in single crystal ingots such as:
- Gallium Arsenide (GaAs)
- Gallium Nitride (GaN)
- Gallium Antimonite (GaSb)
- Gallium Phosphide (GaP)
Boron trioxide (B2O3)	● Encapsulant in the ingot growth of III-V compound semiconductors
Gallium-Magnesium alloy	● Used for the synthesis of organo-gallium compounds in epitaxial growth on semiconductor wafers
pyrolytic boron nitride (pBN) crucibles	● Used when growing single-crystal compound semiconductor ingots
● Used as effusion rings growing OLED tools
pBN insulating parts	● Used in MOCVD reactors
● Used when growing epitaxial layers in Molecular Beam Epitaxy (MBE) re actors

All of our substrate products and raw material products are manufactured in the People’s Republic of China (PRC or China) by our PRC subsidiaries and PRC joint ventures. The PRC generally has favorable costs for facilities and labor compared with comparable facilities in the United States, Europe or Japan. Our supply chain includes partial ownership of raw material companies in China (subsidiaries/joint ventures). We believe this supply chain arrangement provides us with pricing advantages, reliable supply, market trend visibility and better sourcing lead-times for key raw materials central to manufacturing our substrates. In the event of industry-wide supply shortages we believe our vertically integrated supply chain strategy will be even more advantageous. Our raw material companies produce materials, including raw gallium (4N Ga), high purity gallium (6N and 7N Ga), starting material for InP, arsenic, germanium, germanium dioxide, pyrolytic boron nitride (pBN) crucibles, quartz tubing and boron oxide (B2O3). One company does recycling of our scrap materials. We have board representation in all of these raw material companies. We consolidate the companies in which we have either a controlling financial interest, or majority financial interest combined with the ability to exercise substantive control over the operations, or financial decisions, of such companies. We use the equity method to account for companies in which we have noncontrolling financial interest and have the ability to exercise significant influence, but not control, over such companies. We purchase portions of the materials produced by these companies for our own use and they sell the remainder of their production to third parties.

Preliminary Financial Results For the Three Months Ended March 31, 2026

We have not yet finalized our financial results for the quarter ended March 31, 2026. However, based on preliminary results, we currently expect:

●	our anticipated revenues for the three months ended March 31, 2026,will range between $28 million and $26 million.

●	our anticipated net loss attributed to the Company for the three months ended March 31, 2026, will range between $1.6 million and $2.6 million, or net loss per share (basic and diluted) of between $0.03 and $0.05.

These preliminary results are based on management’s initial review of operations for the quarter and remain subject to completion of our financial closing procedures. Accordingly, these results are subject to change and may differ materially from the results that will be reflected in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

Risks Associated with Export Permits

On July 3, 2023, China announced new export control regulations on materials including gallium and germanium and compounds of these materials, effective as of August 1, 2023. This required Tongmei to seek permits from the Ministry of Commerce of the People’s Republic of China to export gallium arsenide and germanium substrates. On February 4, 2025, China added indium phosphide substrates to its export control list. As a result, the three wafer substrate product families manufactured by Tongmei all require permits from China’s Ministry of Commerce before they can be exported from China. On June 11, 2025, Tongmei was informed that it has satisfied the applicable requirements for a permit to export indium phosphide substrates and received its initial export permits from the Ministry of Commerce of the People’s Republic of China to resume shipping indium phosphide substrates to certain customers in Europe and Japan. More recently, we have also obtained export permits for indium phosphide substrate shipments to the UK and Canada. As of the date of this prospectus supplement, our export permits for indium phosphide substrates to customers in the United States are in the final stages of review but has not yet been issued and may be adversely affected by geopolitical tensions between the United States and the People’s Republic of China. To our knowledge, indium phosphide is rarely used in military applications, and we believe that export permits to ship our indium phosphide substrates to customers in the United States should be granted sometime in the future; however, the issuance of export permits by the Ministry of Commerce of the People’s Republic of China is beyond our control, including, but not limited to, the effects of geopolitical uncertainties between the United States and the People’s Republic of China. Obtaining export permits for the sale of our indium phosphide substrates on a timely basis may result in a mismatch between our receipt of purchase orders for indium phosphide substrates and the recognition of revenue under U.S. GAAP which may have a material adverse effect on our business, financial condition, and results of operations.

On December 27, 2025, China’s National People’s Congress enacted substantial revisions to the Foreign Trade Law of the People’s Republic of China, effective March 1, 2026 (the “Foreign Trade Law”). The revisions to the Foreign Trade Law provide, among other things, enhanced power vested in governmental agencies to prohibit or restrict the import or export of goods and technologies for a variety of reasons set forth in Article 18 of the Foreign Trade Law, including, but not limited to, (i) safeguarding national security, (ii) where there is a domestic shortage of supply or to protect potentially depleted natural resources, (iii) in order to establish or accelerate the establishment of specific domestic industries, and (iv) other circumstances where it is necessary to prohibit or restrict the import or export of relevant goods or technologies, or take other necessary measures. The revisions also include a chapter on intellectual property introducing new trade sanctions for the infringement of intellectual property rights when such infringement endangers the order of foreign trade and targets specific licensing practices that prohibit the challenge of a license’s validity or portfolio licensing bundling. The specific prohibitions and restrictions on the import and export of goods and technologies are delegated to the Ministry of Commerce of the People’s Republic of China, among other agencies. As mentioned above, the three wafer substrate product families manufactured by Tongmei all require permits from the Ministry of Commerce before they can be exported from China. Consequently, we do not believe that the revisions will have any additional material adverse effects on our wafer substrate products beyond the current restrictions and licensing requirement. However, with the Foreign Trade Law’s enhanced power over import and export prohibitions and restrictions, no assurances can be given that additional restrictions will not be imposed in the future.

Risks Associated with Our Corporate Structure

Investing in our securities involves risks. We are subject to a number of unique legal and operational risks associated with our corporate structure, any of which could result in a material change in our operations and/or the value of our common stock or cause the value of such securities to significantly decline or be worthless. Please carefully read the information beginning on page 8 of the accompanying prospectus and included in “Item 1A – Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus supplement before you invest in our securities. In particular, the following risk factors address issues associated with our corporate structure:

Permissions or Approvals to Operate in the PRC

The businesses of our PRC subsidiaries and PRC joint ventures are subject to complex and rapidly evolving laws and regulations in the PRC, which can change quickly with little advance notice. The PRC government is a single party form of government with virtually unlimited authority and power to intervene in or influence commercial operations in China. In the past, we have experienced such intervention or influence by the PRC government and a change in the rules and regulations in China when we were instructed by the Beijing municipal government to relocate our manufacturing facility in Beijing and the imposition of export controls and expect that such intervention or influence or change in the rules and regulations in China could occur in the future.

In the ordinary course of business, our PRC subsidiaries and PRC joint ventures require permits and licenses to operate in the PRC. Such permits and licenses include permits to use hazardous materials in manufacturing operations. From time to time, the PRC government issues new regulations, which may require additional actions on the part of our PRC subsidiaries and PRC joint ventures to comply. For example, on February 27, 2015, the China State Administration of Work Safety updated its list of hazardous substances. The previous list, which was published in 2002, did not restrict the materials that we use in our wafers. The new list added gallium arsenide.

Permissions or Approvals to Conduct this Offering

We are neither a PRC operating company nor do we conduct our operations in China through the use of VIEs. All of our products are manufactured in the PRC by our PRC subsidiaries and PRC joint ventures. The Company believes that it does not require any permissions or approvals from the CSRC or other PRC government authorities to complete this offering of securities because it is a Delaware corporation with its principal corporate office in Fremont, California and the PRC laws and regulations that govern the listing of securities on a U.S. securities exchange apply to PRC companies. Tongmei requires CSRC approval to complete its IPO on the STAR Market, which will not change the status of AXT as a U.S. public company. Recent statements and regulatory actions by China’s government on the use of VIEs and data security or anti-monopoly concerns have not impacted our ability to conduct our business or continue to list our common stock on the Nasdaq Global Select Market.

Our Corporate Structure

The following organization chart depicts the consolidated structure as of the date of this prospectus supplement.

Dividends from within our Corporate Structure

From time to time, our PRC subsidiaries and PRC joint ventures pay dividends to entities within the Company’s corporate structure. These dividends generally occur when the PRC joint venture declares a dividend for all of its shareholders. For the years ended December 31, 2025, 2024 and 2023, the aggregate dividends paid to us, directly or to an intermediate entity within our corporate structure, by our PRC subsidiaries and PRC raw material joint ventures were approximately $0.9 million, $2.4 million and $4.3 million, respectively. For the years ended December 31, 2025 and 2024, there were no dividends paid to minority shareholders by our PRC subsidiaries or PRC raw material joint ventures. For the years ended December 31, 2025 and 2024, no dividends were paid to minority shareholders by our PRC subsidiaries and PRC raw material joint ventures. In the year ended December 31, 2025, we continued the settlement of amounts owed under our transfer pricing arrangements in the ordinary course of business. We have no current intentions to distribute earnings to our investors under our corporate structure.

Dividends paid to the Company are subject to a 10% PRC withholding tax. The Company is required to obtain approval from the State Administration of Foreign Exchange (“SAFE”) to transfer funds in or out of the PRC. SAFE requires a valid agreement to approve the transfers, which are processed through a bank. There are no restrictions on the Company’s ability to transfer cash among its PRC subsidiaries. Other than PRC foreign exchange restrictions, the Company is not subject to any PRC restrictions and limitations on its ability to distribute earnings from its businesses, including its PRC subsidiaries and PRC joint ventures, to the Company and its investors as well as the ability to settle amounts owed by the Company to its PRC subsidiaries and PRC joint ventures.

The cash generated from one PRC subsidiary is not used to fund another PRC subsidiary’s operations. None of our PRC subsidiaries has ever faced difficulties or limitations on its ability to transfer cash between our subsidiaries. AXT has cash management policies that dictate the amount of such funding.

Corporate Information

We were incorporated in California in December 1986 and reincorporated in Delaware in May 1998. We changed our name from American Xtal Technology, Inc. to AXT, Inc. in July 2000. Our principal corporate office is located at 4281 Technology Drive, Fremont, California 94538, and our telephone number at this address is (510) 438-4700. We maintain a website at www.axt.com where general information about us is available. Our website, and the information contained therein, is not a part of this prospectus supplement. The information that is contained on, or can be accessed through our website, is not incorporated into this prospectus supplement, and the inclusion of our website address is an inactive textual reference only.

Our subsidiary, Tongmei, has applied for listing on the Shanghai Stock Exchange’s STAR Market.

As previously disclosed in our SEC filings, Tongmei has submitted an application of an initial public offering (“IPO”) to the Shanghai Stock Exchange for a listing on the STAR Market. The application was formally accepted for review on January 10, 2022 and was approved on July 12, 2022. On August 1, 2022, the China Securities Regulatory Commission (“CSRC”) accepted the application for review and is still under review as of the date of this prospectus supplement. Tongmei and its investment bankers and legal counsel continue in their efforts to obtain CSRC approval of its IPO and listing on the STAR Market. No assurances can be given that the CSRC will approve the application in 2026, or at all.

Implications of a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. We may continue to qualify as a “smaller reporting company,” which would allow us to continue to take advantage of many of the same exemptions from disclosure requirements, including presenting only the two most recent fiscal years of audited financial statements and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible. As of the date of this prospectus, we are currently a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act because our non-affiliated common stock public float was above $700 million as of the relevant determination date. If we continue to qualify as a well-known seasoned issuer, we will no longer qualify as a smaller reporting company under the current rules of the SEC. Once we cease to be a smaller reporting company, we will not be eligible to take advantage of the scaled disclosures available to smaller reporting companies and will be subject to increased disclosure and compliance obligations, unless we subsequently re-qualify as a smaller reporting company.

THE OFFERING

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the common stock, see “Description of Capital Stock” in the accompanying prospectus.

Common stock offered by us	Up to 8,560,311 shares of common stock, (or 9,844,357 shares if the underwriter exercises its option to purchase additional shares in full).

Over-allotment option	We have granted the underwriter a 30-day option from the date of this prospectus supplement to purchase up to 1,284,046 additional shares from us at the public offering price less the underwriting discount to cover over-allotments, if any.

Shares of Common Stock to be Outstanding Immediately After this Offering (1)	64,139,138 shares of common stock (or 65,423,184 shares if the underwriter exercises its option to purchase additional shares in full).

Use of Proceeds	We intend to use the net proceeds from this offering to financially support our subsidiary Tongmei in its efforts to increase its capacity to produce indium phosphide substrates for export worldwide, for research and development of new or improved products, and for working capital and for general corporate purposes. The amount of net proceeds and payments therefrom will depend on the actual amount of the proceeds we will receive from the offering and will be subject to the discretion of and timing by the Board. See section titled “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk Factors	Investing in our securities involves significant risks. See “Risk Factors” on page S-9 of this prospectus supplement, page 8 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in our securities.

Trading Symbol	Our common stock is listed on the Nasdaq Global Select Market under the symbol “AXTI.”

(1)	The number of shares of common stock that will be outstanding after this offering as shown above is based on 55,578,827 shares of common stock issued and outstanding as of April 20, 2026, but excludes the following:

●	1,607,613 shares of common stock issuable pursuant to restricted stock awards, granted under our 2015 Equity Incentive Plan (“2015 Plan”) and 2025 Equity Incentive Plan (“2025 Plan”) and outstanding as of April 20, 2026, with a weighted-average grant date share price of $4.46;

●	559,089 shares of common stock issuable pursuant to options granted under our 2015 Plan and outstanding as of April 20, 2026, with a weighted-average exercise price of $5.31;

●	370,959 shares of common stock underlying the at risk performance shares outstanding as of April 20, 2026, with a weighted-average grant date share value of $2.25; and

●	1,551,580 shares of common stock reserved and available for future issuance under our 2025 Plan as of April 20, 2026.

Unless otherwise indicated, all information in this prospectus supplement assumes:

●	no additional grant under the 2025 Plan, no exercise of the options and vesting of the stock awards described.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus supplement and any accompanying prospectus supplement, including the risk factors set forth in our filings we make with the SEC from time to time, that are incorporated by reference herein, including the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, which have been incorporated by reference, and any subsequent Quarterly Reports on Form 10-Q that we file after the date of this prospectus supplement, before making an investment decision pursuant to this prospectus supplement. Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

Additional Risks Factors

The sale of our substrate products outside of China currently requires an export permit issued by the Ministry of Commerce of the People’s Republic of China.

All three wafer substrate product families manufactured by our subsidiary, Tongmei, require permits from China’s Ministry of Commerce before they can be exported from China. On June 11, 2025, Tongmei was informed that it has satisfied the applicable requirements for a permit to export indium phosphide substrates and received its initial export permits from the Ministry of Commerce of the People’s Republic of China to resume shipping indium phosphide substrates to certain customers in Europe and Japan. We have also obtained export permits for indium phosphide substrate shipments to the UK and Canada. As of the date of this prospectus supplement, our export permits for indium phosphide substrates to customers in the United States are in the final stages of review but has not yet been issued. We believe that export permits to ship our indium phosphide substrates to customers in the United States should be granted in the future; however, the issuance of export permits is beyond our control, including, but not limited to, the effects of geopolitical uncertainties between the United States and the People’s Republic of China especially with the enhanced power over the prohibition or restriction on the import and export of goods and technologies provide for in the revised Foreign Trade Law of the People’s Republic of China enacted on December 27, 2025, effective March 1, 2026. See “Risks Associated with Export Permits” in the section entitled “Summary Prospectus Summary”. Obtaining export permits for the sale of our indium phosphide substrates on a timely basis may result in a mismatch between our receipt of purchase orders for indium phosphide substrates and the recognition of revenue under U.S. GAAP. The absence of permits to export our indium phosphide substrates from China would have a material adverse effect on our business, financial condition and results of operations,

The price of shares of our Common Stock has fluctuated substantially.

The price of shares of our common stock has fluctuated substantially. Therefore, some investors who have purchased our common stock at high prices face the risk of losing a significant portion of their original investment if the price of shares of our common stock substantially declines.

For example, during the fourth quarter of 2025, and during the first and second quarter of 2026, the price of our common stock and trading volume have significantly increased compared to prior periods. During this period, we did not make any significant announcements other than our financial condition and results of operations for the three and nine months ended September 30, 2025. Accordingly, the market price of our common stock may fluctuate dramatically and may decline rapidly, irrespective of any developments in our business. In addition, the volatility of our stock price could cause other consequences including causing a short squeeze due to the difference in investment decisions by short sellers of shares of our common stock and buy-and-hold decisions of longer investors.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock – see the section entitled “Use of Proceeds” in this prospectus supplement. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our board of directors has the right, without stockholder approval, to issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock, which could be issued with the right to more than one vote per share, and could be utilized as a method of discouraging, delaying or preventing a change of control. The possible negative impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any shares of preferred stock or to create any new series of preferred stock, we may issue such shares in the future.

Because we do not intend to pay dividends on our common stock, stockholders will benefit from an investment in our stock only if it appreciates in value.

We have never declared or paid any cash dividends on our shares of common stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our Board of Directors and will depend on factors the Board of Directors deems relevant, including, among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of our financing arrangements, if any. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of our common stock. There is no guarantee that our common stock will appreciate in value.

PRC CYBERSECURITY

We are neither a PRC operating company nor do we conduct our operations in China through the use of VIEs. All of our products are manufactured in the PRC by our PRC subsidiaries and PRC joint ventures. We do not have direct operations in the PRC. Accordingly, we do not believe we are subject to oversight by the Cyberspace Administration of China (the “CAC”) regarding data security. Except for routine personal information necessary to process payroll and other benefits and emergency contact information, our PRC subsidiaries and PRC joint ventures do not collect or maintain personal information. We believe our PRC subsidiaries and PRC joint ventures are in material compliance with the regulations or policies that have been issued by the CAC as of the date of this prospectus.

DIVIDEND POLICY

We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our common stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our Board of Directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our Board of Directors may deem relevant.

Dividends accrue on our outstanding Series A preferred stock at the rate of $0.20 per annum per share of Series A preferred stock. The 883,000 shares of Series A preferred stock issued and outstanding as of December 31, 2025 are valued at $3,532,000 and are non-voting and non-convertible preferred stock with a 5.0% cumulative annual dividend rate payable when declared by our Board of Directors, and a $4.00 per share liquidation preference over common stock that must be paid before any distribution is made to the holders of our common stock. Holders of our Series A preferred stock are entitled to receive dividends prior to any dividends being paid on our common stock, in accordance with the terms of such series. As a result, pursuant to the terms of the Series A preferred stock, so long as any shares of Series A preferred stock are outstanding, neither the Company nor any subsidiary of the Company shall redeem, repurchase or otherwise acquire any shares of common stock, unless all accrued dividends on the Series A preferred stock have been paid.

USE OF PROCEEDS

We intend to use the net proceeds from the issuance or sale of our securities to financially support our subsidiary Tongmei in its efforts to increase its capacity to produce indium phosphide substrates for export worldwide, for research and development of new or improved products, and for working capital and for general corporate purposes.

The amount of net proceeds and payments therefrom will depend on the actual amount of the proceeds we will receive from the offering and will be subject to the discretion of and timing by the Board. Pending these uses, we intend to invest the net proceeds in a variety of capital preservation instruments, including certificates of deposit, guaranteed obligations of the U.S. government or other instruments that are not considered “investment securities” under the Investment Company Act of 1940, as amended.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement and the accompanying prospectus through the underwriters listed below. Northland Securities, Inc. is acting as the lead bookrunning manager for this offering. Needham & Company, LLC, B. Riley Securities, Inc. Craig-Hallum Capital Group LLC and Wedbush Securities Inc. are acting as co-managers. Each underwriter has agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite its name below. Each underwriter is committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriter	Number of Shares
Northland Securities, Inc.	6,420,235
Needham & Company, LLC	856,031
B. Riley Securities, Inc.	428,015
Craig-Hallum Capital Group LLC	428,015
Wedbush Securities Inc.	428,015
Total	8,560,311

The underwriters have advised us that they propose to offer the shares of common stock to the public at a price of $64.25 per share. The underwriters propose to offer the shares of common stock to certain dealers at the same price less a concession of not more than $1.93 per share. After the offering, these figures may be changed by the underwriter.

The shares sold in this offering are expected to be ready for delivery on or about April 22, 2026, against payment in immediately available funds. The underwriters may reject all or part of any order.

We have granted to the underwriters an option to purchase up to an additional 1,284,046 shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option any time during the 30-day period after the date of this prospectus supplement. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

The table below summarizes the underwriting discounts that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay up to $150,000 of the fees and expenses of the underwriters, which may include the fees and expenses of counsel to the underwriters. The fees and expenses of the underwriters that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the underwriters will receive were determined through arms’ length negotiations between us and the underwriters.

	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Price to the public:	$64.25	$549,999,981.75	$632,499,937.25
Underwriting discount to be paid by us	$3.2125	$27,499,999.09	$31,624,996.86
Proceeds, before expenses, to us:	$61.0375	$522,499,982.66	$600,874,940.39

We estimate that the total expenses of this offering, excluding underwriting discounts, will be $772,349. This includes $150,000 of the fees and expenses of the underwriters. These expenses are payable by us.

We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

Subject to certain limited exceptions, each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock for a period of 60 days after the date of this prospectus supplement. The lock-up agreements that our directors and officers have entered into and the Company lock-up pursuant to the underwriting agreement provide limited exceptions and their restrictions may be waived at any time by the underwriters.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may create a short position in our common stock for their own accounts by selling more shares of common stock than we have sold to such underwriter. The underwriter may close out any short position by purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock on Nasdaq. Passive market making consists of displaying bids on Nasdaq limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the Securities and Exchange Commission limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “AXTI.”

Other Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters have provided and may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriters may allocate a limited number of shares for sale to their online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of the underwriter are not part of this prospectus supplement or the accompanying prospectus.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area.

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:

●	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall require us or any of the representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

United Kingdom.

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

●	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

●	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”),

provided that no such offer of the securities shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada.

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland.

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Australia.

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

The validity of the securities to be offered hereby will be passed upon by Lewis Brisbois Bisgaard & Smith LLP, Los Angeles, California. The underwriter is represented in this offering by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The consolidated financial statements of AXT, Inc. as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, incorporated in this Registration Statement on Form S-3 by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.axt.com. Information accessible on or through our website is not a part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act any filings made after the date of this prospectus supplement until we sell all of the securities under this prospectus supplement, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 17, 2026 (the “Form 10-K”);

●	The portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K, filed with the SEC March 31, 2026; and

●	The description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed with the SEC on April 24, 1998, including any amendment or report filed for the purpose of updating such description.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the effective date of this prospectus supplement and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement and the accompanying prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus supplement, other than exhibits to such documents. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

AXT, Inc.

4281 Technology Drive

Fremont, California 94538

Attn: Investor Relations

(510) 438-4700

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus We have not authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. Offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

PROSPECTUS

AXT, Inc.

Common Stock
Warrants
Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “AXTI.” On April 17, 2026, the last reported sale of our common stock was $82.56 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

We are a worldwide materials science company that develops and produces high-performance compound and single element semiconductor substrates, also known as wafers. Our principal corporate office is located in Fremont, California and all of our products are manufactured in the People’s Republic of China (the “PRC” or “China”) by our PRC subsidiaries and PRC joint ventures. We are neither a PRC operating company nor do we conduct our operations in China through the use of variable interest entities (“VIEs”). The Company believes that it does not require any permissions or approvals from the China Securities Regulatory Commission (“CSRC”) or other PRC central government authorities to complete this offering of securities because it is a Delaware corporation with its principal corporate office in Fremont, California and the PRC laws and regulations that govern the listing of securities on a U.S. securities exchange apply to PRC companies. Recent statements and regulatory actions by China’s government on the use of VIEs and data security or anti-monopoly concerns have not impacted our ability to conduct our business or continue to list our common stock on the Nasdaq Global Select Market.

We have created a vertically integrated supply chain and transfer cash through our corporate structure in three ways. First, we capitalize our investments in our PRC subsidiaries. We licensed to our PRC subsidiaries intellectual property and received from our PRC subsidiaries royalty payments or one-time fees. Second, we use transfer pricing arrangements to buy from our PRC subsidiaries and PRC joint ventures wafers and raw materials. We review the terms of the transfer pricing arrangements annually with our independent registered public accounting firm. In the past, we sold to our PRC subsidiaries capital equipment that we purchased at the request of our PRC subsidiaries and for which we were reimbursed by the applicable PRC subsidiary. In recent years, Tongmei purchases capital equipment from suppliers in Taiwan, Japan, China, Europe or South Korea. Third, our PRC subsidiaries and PRC joint ventures pay dividends to entities within the Company’s corporate structure. For the years ended December 31, 2025, 2024 and 2023, the aggregate dividends paid to the Company, directly or to an intermediate entity within our corporate structure, by our PRC subsidiaries and PRC raw material joint ventures were approximately $0.9 million, $2.4 million and $4.3 million, respectively. For the years ended December 31, 2025 and 2024, no dividends were paid to minority shareholders by our PRC subsidiaries and PRC raw material joint ventures. In the year ended December 31, 2025, we continued the settlement of amounts owed under our transfer pricing arrangements in the ordinary course of business. We have no current intentions to distribute earnings to our investors under our corporate structure.

The cash generated from one PRC subsidiary is not used to fund another PRC subsidiary’s operations. None of our PRC subsidiaries has ever faced difficulties or limitations on its ability to transfer cash between our subsidiaries. We have cash management policies that dictate the amount of such funding.

Investing in these securities involves risks. We are subject to a number of unique legal and operational risks associated with our corporate structure, any of which could result in a material change in our operations and/or the value of our common stock or cause the value of such securities to significantly decline or be worthless. Please carefully read the information beginning on page 9 of this prospectus and included in “Item 1A – Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 20, 2026

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus.  You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements relating to our expectations regarding results of operations, market and customer demand for our products, export permits from China, customer qualifications of our products, our ability to expand our markets or increase sales, emerging applications using chips or devices fabricated on our substrates, including the use of InP wafer substrates in artificial intelligence (“AI”) requirements for high-speed data transmission, the development and adoption of new products, applications, enhancements or technologies, the life cycles of our products and applications, product yields and gross margins, expense levels, the impact of the adoption of certain accounting pronouncements, our investments in capital projects, potential severance costs with respect to any reduction in our work force, our ability to have new customers qualify substrates from our manufacturing locations in China, our ability to utilize or increase our manufacturing capacity, and our belief that we have adequate cash and investments to meet our needs over the next 12 months are forward-looking statements. Additionally, statements regarding completing steps in connection with the proposed listing of shares of our wafer manufacturing company, Beijing Tongmei Xtal Technology Co., Ltd. (“Tongmei”), on the Shanghai Stock Exchange’s Sci-Tech innovAtion boaRd (the “STAR Market”), being accepted to list shares of Tongmei on the STAR Market, the timing and completion of such listing of shares of Tongmei on the STAR Market are forward looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goals,” “should,” “continues,” “would,” “could” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. These uncertainties and factors include, but are not limited to: the withdrawal, cancellations or requests for redemptions by private equity funds in China of their investments in Tongmei, the administrative challenges in satisfying the requirements of various government agencies in China in connection with the investments in Tongmei and the listing of shares of Tongmei on the STAR Market, continued open access to companies to list shares on the STAR Market, investor enthusiasm for new listings of shares on the STAR Market and geopolitical tensions between China and the United States. Additional uncertainties and factors include, but are not limited to: receiving export permits from China, the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; possible factory shutdowns as a result of air pollution in China; epidemic diseases, such as COVID-19, or other outbreaks of a contagious disease; tariffs and other trade war issues; export restrictions in China; the financial performance of our partially owned supply chain companies; policies and regulations in China; and other factors and other factors described in the section of this prospectus and any accompanying prospectus supplement captioned “Risk Factors” And in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “AXT,” “the Company,” “we,” “our” and “us” refer, collectively, to AXT, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Company Overview

AXT is a worldwide materials science company that develops and produces high-performance compound and single element semiconductor substrate wafers and certain raw materials integral to these substrates. Two of our consolidated PRC subsidiaries produce and sell certain raw materials, some of which are used in our substrate manufacturing process and some of which are sold to other companies.

Our substrate wafers are used when a typical silicon substrate wafer cannot meet the conductive requirements of a semiconductor or optoelectronic device. The dominant substrates used in producing semiconductor chips and other electronic circuits are made from silicon. However, certain chips may become too hot or perform their function too slowly if silicon is used as the base material. In addition, optoelectronic applications, such as LED lighting and chip-based lasers, do not use silicon substrates because they require a waveform frequency that cannot be achieved using silicon. Alternative or specialty materials are used to replace silicon as the preferred base in these situations. Our wafers provide such alternative or specialty materials. We do not design or manufacture the chips. We add value by researching, developing and producing the specialty material wafers. Our specialty mineral compound substrates combine indium with phosphorous (indium phosphide: InP) or gallium with arsenic (gallium arsenide: GaAs). Our specialty material single element substrates are made from germanium (Ge). Our substrate product group generated 67%, 68%, and 63% of our consolidated revenue in 2025, 2024, and 2023 respectively.

Our supply chain strategy includes several consolidated raw material companies. One of these consolidated companies produces pyrolytic boron nitride (pBN) crucibles used in the high temperature (typically in the range 500 C to 1,500 C) growth process of single crystal ingots, effusion rings when growing OLED (Organic Light Emitting Diode) tools, epitaxial layer growth in MOCVD (Metal-Organic Chemical Vapor Deposition) reactors and MBE (Molecular Beam Epitaxy) reactors. We use these pBN crucibles in our own ingot growth processes and they are also sold in the open market to other companies. A second consolidated company converts raw gallium to purified gallium. We use purified gallium in producing our GaAs substrates and it is also sold in the open market to other companies for use in producing magnetic materials, high temperature thermometers, single crystal ingots, including gallium arsenide, gallium nitride, gallium antimonite and gallium phosphide ingots, and other materials and alloys. In addition to purified gallium, the second consolidated company also produces InP base material which we then use to grow single crystal ingots. Our raw materials product group generated 33%, 32%, and 37% of our consolidated revenue in 2025, 2024, and 2023, respectively.

The following chart shows our substrate products and their materials, diameters and illustrative applications and shows our raw materials group primary products and their illustrative uses and applications.

Products

Substrate Group and Wafer Diameter	Sample of Applications
Indium Phosphide	● Data center connectivity using light/lasers
(InP)	● High-speed data transfer in data centers
2”, 3”, 4”, 6”	● 5G communications
● Fiber optic lasers and detectors
● Consumer devices
● Passive Optical Networks (PONs)
● Silicon photonics
● Photonic Integrated circuits (PICs)
● Thermo-Photovoltaics (TPV’s)
● RF amplifier and switching (military wireless & 5G)
● Infrared light-emitting diode (LEDs) motion control
● Lidar for robotics and autonomous vehicles
● Infrared thermal imaging
Gallium Arsenide	● Wi-Fi devices
(GaAs - semi-insulating)	● IoT devices
1”, 2”, 3”, 4”, 5”, 6”	● High-performance transistors
● Direct broadcast television
● Power amplifiers for wireless devices
● Satellite communications
● High efficiency solar cells for drones and automobiles
● Solar cells
Gallium Arsenide	● High brightness LEDs
(GaAs - semi-conducting)	● Screen displays using micro-LEDs
1”, 2”, 3”, 4”, 5”, 6”, 8”	● Printer head lasers and LEDs
● 3-D sensing using VCSELs
● Data center communication using VCSELs
● Sensors for industrial robotics/Near-infrared sensors
● Laser machining, cutting and drilling
● Optical couplers
● High efficiency solar cells for drones and automobiles
● Other lasers
● Night vision goggles
● Lidar for robotics and autonomous vehicles
● Solar cells
Germanium	● Multi-junction solar cells for satellites
(Ge)	● Optical sensors and detectors
2”, 4”, 6”	● Terrestrial concentrated photo voltaic (CPV) cells
● Infrared detectors
● Carrier wafer for LED
Raw Materials Group
6N+ and 7N+ purified gallium	● Key material in single crystal ingots such as:
- Gallium Arsenide (GaAs)
- Gallium Nitride (GaN)
- Gallium Antimonite (GaSb)
- Gallium Phosphide (GaP)
Boron trioxide (B2O3)	● Encapsulant in the ingot growth of III-V compound semiconductors
Gallium-Magnesium alloy	● Used for the synthesis of organo-gallium compounds in epitaxial growth on semiconductor wafers
pyrolytic boron nitride (pBN) crucibles	● Used when growing single-crystal compound semiconductor ingots
● Used as effusion rings growing OLED tools
pBN insulating parts	● Used in MOCVD reactors
● Used when growing epitaxial layers in Molecular Beam Epitaxy (MBE) reactors

All of our substrate products and raw material products are manufactured in the People’s Republic of China (PRC or China) by our PRC subsidiaries and PRC joint ventures. The PRC generally has favorable costs for facilities and labor compared with comparable facilities in the United States, Europe or Japan. Our supply chain includes partial ownership of raw material companies in China (subsidiaries/joint ventures). We believe this supply chain arrangement provides us with pricing advantages, reliable supply, market trend visibility and better sourcing lead-times for key raw materials central to manufacturing our substrates. In the event of industry-wide supply shortages we believe our vertically integrated supply chain strategy will be even more advantageous. Our raw material companies produce materials, including raw gallium (4N Ga), high purity gallium (6N and 7N Ga), starting material for InP, arsenic, germanium, germanium dioxide, pyrolytic boron nitride (pBN) crucibles, quartz tubing and boron oxide (B2O3). One company does recycling of our scrap materials. We have board representation in all of these raw material companies. We consolidate the companies in which we have either a controlling financial interest, or majority financial interest combined with the ability to exercise substantive control over the operations, or financial decisions, of such companies. We use the equity method to account for companies in which we have noncontrolling financial interest and have the ability to exercise significant influence, but not control, over such companies. We purchase portions of the materials produced by these companies for our own use and they sell the remainder of their production to third parties.

Risks Associated with Our Corporate Structure

Investing in these securities involves risks. We are subject to a number of unique legal and operational risks associated with our corporate structure, any of which could result in a material change in our operations and/or the value of our common stock or cause the value of such securities to significantly decline or be worthless. Please carefully read the information beginning on page 8 of this prospectus and included in “Item 1A – Risk Factors” of our most recent report on Form 10-K that is incorporated by reference in this prospectus before you invest in our securities. In particular, the following risk factors address issues associated with our corporate structure:

Permissions or Approvals to Operate in the PRC

The businesses of our PRC subsidiaries and PRC joint ventures are subject to complex and rapidly evolving laws and regulations in the PRC, which can change quickly with little advance notice. The PRC government is a single party form of government with virtually unlimited authority and power to intervene in or influence commercial operations in China. In the past, we have experienced such intervention or influence by the PRC government and a change in the rules and regulations in China when we were instructed by the Beijing municipal government to relocate part of our manufacturing facility in Beijing and the imposition of export controls and expect that such intervention or influence or change in the rules and regulations in China could occur in the future.

In the ordinary course of business, our PRC subsidiaries and PRC joint ventures require permits and licenses to operate in the PRC. Such permits and licenses include permits to use hazardous materials in manufacturing operations. From time to time, the PRC government issues new regulations, which may require additional actions on the part of our PRC subsidiaries and PRC joint ventures to comply. For example, on February 27, 2015, the China State Administration of Work Safety updated its list of hazardous substances. The previous list, which was published in 2002, did not restrict the materials that we use in our wafers. The new list added gallium arsenide. Another example of a change in the rules and regulations in China occurred in 2015 when we were instructed by the Beijing municipal government to relocate part of our manufacturing facility in Beijing. Any such intervention or influence or change in the rules and regulations in China could result in a material change in our PRC operations and/or the value of our common stock or cause the value of such securities to significantly decline or be worthless.

Permissions or Approvals to Conduct this Offering

We are neither a PRC operating company nor do we conduct our operations in China through the use of VIEs. All of our products are manufactured in the PRC by our PRC subsidiaries and PRC joint ventures. The Company believes that it does not require any permissions or approvals from the CSRC or other PRC government authorities to complete this offering of securities because it is a Delaware corporation with its principal corporate office in Fremont, California and the PRC laws and regulations that govern the listing of securities on a U.S. securities exchange apply to PRC companies. Tongmei requires CSRC approval to complete its IPO on the STAR Market, which will not change the status of AXT as a U.S. public company. Recent statements and regulatory actions by China’s government on the use of VIEs and data security or anti-monopoly concerns have not impacted our ability to conduct our business or continue to list our common stock on the Nasdaq Global Select Market.

Our Corporate Structure

The following organization chart depicts the consolidated structure as of April 20, 2026:

Dividends from within our Corporate Structure

From time to time, our PRC subsidiaries and PRC joint ventures pay dividends to entities within the Company’s corporate structure. These dividends generally occur when the PRC joint venture declares a dividend for all of its shareholders. For the years ended December 31, 2025, 2024 and 2023, the aggregate dividends paid to the Company, directly or to an intermediate entity within our corporate structure, by our PRC subsidiaries and PRC raw material joint ventures were approximately $0.9 million, $2.4 million and $4.3 million, respectively. In April 2023 and November 2023, Xiaoyi XingAn distributed a dividend of $1.8 million, and JiYa Semiconductor Material Co. Ltd. ("JiYa") distributed dividends of $2.0 million and $0.5 million, respectively. In May 2024 and November 2024, Xiaoyi XingAn distributed a $2.1 million dividend to us, and JiYa distributed a dividend of 0.3 million. In April 2025, JiYa distributed a dividend of $0.9 million. For the years ended December 31, 2025 and 2024, no dividends were paid to minority shareholders by our PRC subsidiaries and PRC raw material joint ventures. In the year ended December 31, 2025, we continued the settlement of amounts owed under our transfer pricing arrangements in the ordinary course of business. We have no current intentions to distribute earnings to our investors under our corporate structure.

Dividends paid to the Company are subject to a 10% PRC withholding tax. The Company is required to obtain approval from the State Administration of Foreign Exchange (“SAFE”) to transfer funds in or out of the PRC. SAFE requires a valid agreement to approve the transfers, which are processed through a bank. There are no restrictions on the Company’s ability to transfer cash among its PRC subsidiaries. Other than PRC foreign exchange restrictions, the Company is not subject to any PRC restrictions and limitations on its ability to distribute earnings from its businesses, including its PRC subsidiaries and PRC joint ventures, to the Company and its investors as well as the ability to settle amounts owed by the Company to its PRC subsidiaries and PRC joint ventures.

The cash generated from one PRC subsidiary is not used to fund another PRC subsidiary’s operations. None of our PRC subsidiaries has ever faced difficulties or limitations on its ability to transfer cash between our subsidiaries. AXT has cash management policies that dictate the amount of such funding.

Dividend Policy

We have never paid or declared any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our Board of Directors and will depend on factors the Board of Directors deems relevant, including, among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of our financing arrangements, if any. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of our common stock. There is no guarantee that our common stock will appreciate in value.

Dividends accrue on our outstanding Series A preferred stock at the rate of $0.20 per annum per share of Series A preferred stock. The 883,000 shares of Series A preferred stock issued and outstanding as of December 31, 2025 are valued at $3,532,000 and are non-voting and non-convertible preferred stock with a 5.0% cumulative annual dividend rate payable when declared by our Board of Directors, and a $4.00 per share liquidation preference over common stock that must be paid before any distribution is made to the holders of our common stock. These shares of preferred stock were issued to shareholders of Lyte Optronics, Inc. in connection with the completion of our acquisition of Lyte Optronics, Inc. on May 28, 1999. By the terms of the Series A preferred stock, so long as any shares of Series A preferred stock are outstanding, neither the Company nor any subsidiary of the Company shall redeem, repurchase or otherwise acquire any shares of common stock, unless all accrued dividends on the Series A preferred stock have been paid. During 2013 and 2015, we repurchased shares of our outstanding common stock. As of December 31, 2025, the Series A preferred stock had cumulative dividends of $2.9 million and we include such cumulative dividends in “Accrued liabilities” in our consolidated balance sheets. No shares were repurchased during 2025, 2024 and 2023 under this program. If we are required to pay the cumulative dividends on the Series A preferred stock, our cash and cash equivalents would be reduced. We account for the cumulative year to date dividends on the Series A preferred stock when calculating our earnings per share.

Corporate Information

We were incorporated in California in December 1986 and reincorporated in Delaware in May 1998. We changed our name from American Xtal Technology, Inc. to AXT, Inc. in July 2000. Our principal corporate office is located at 4281 Technology Drive, Fremont, California 94538, and our telephone number at this address is (510) 438-4700. We maintain a website at www.axt.com where general information about us is available. Our website, and the in formation contained therein, is not a part of this prospectus. The information that is contained on, or can be accessed through our website is not incorporated into this prospectus, and the inclusion of our website address is an inactive textual reference only.

Implications of a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. We may continue to qualify as a “smaller reporting company,” which would allow us to continue to take advantage of many of the same exemptions from disclosure requirements, including presenting only the two most recent fiscal years of audited financial statements and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible. As of the date of this prospectus, we are currently a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act because our non-affiliated common stock public float was above $700 million as of the relevant determination date. If we continue to qualify as a well-known seasoned issuer, we will no longer qualify as a smaller reporting company under the current rules of the SEC. Once we cease to be a smaller reporting company, we will not be eligible to take advantage of the scaled disclosures available to smaller reporting companies and will be subject to increased disclosure and compliance obligations, unless we subsequently re-qualify as a smaller reporting company.

The Securities That May Be Offered

We may offer or sell common stock, warrants, and units in one or more offerings and in any combination. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Warrants

We may offer warrants for the purchase of common stock. We may offer warrants independently or together with other securities.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings we make with the SEC from time to time, that are incorporated by reference herein, including the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, which has been incorporated by reference, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file after the date of this prospectus, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

PRC CYBERSECURITY

We are neither a PRC operating company nor do we conduct our operations in China through the use of VIEs. All of our products are manufactured in the PRC by our PRC subsidiaries and PRC joint ventures. We do not have direct operations in the PRC. Accordingly, we do not believe we are subject to oversight by the Cyberspace Administration of China (the “CAC”) regarding data security. Except for routine personal information necessary to process payroll and other benefits and emergency contact information, our PRC subsidiaries and PRC joint ventures do not collect or maintain personal information. We believe our PRC subsidiaries and PRC joint ventures are in material compliance with the regulations or policies that have been issued by the CAC as of the date of this prospectus.

DIVIDEND POLICY

We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our common stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our Board of Directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our Board of Directors may deem relevant.

Dividends accrue on our outstanding Series A preferred stock at the rate of $0.20 per annum per share of Series A preferred stock. The 883,000 shares of Series A preferred stock issued and outstanding as of December 31, 2025 are valued at $3,532,000 and are non-voting and non-convertible preferred stock with a 5.0% cumulative annual dividend rate payable when declared by our Board of Directors, and a $4.00 per share liquidation preference over common stock that must be paid before any distribution is made to the holders of our common stock. Holders of our Series A preferred stock are entitled to receive dividends prior to any dividends being paid on our common stock, in accordance with the terms of such series. As a result, pursuant to the terms of the Series A preferred stock, so long as any shares of Series A preferred stock are outstanding, neither the Company nor any subsidiary of the Company shall redeem, repurchase or otherwise acquire any shares of common stock, unless all accrued dividends on the Series A preferred stock have been paid.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the issuance or sale of our securities for working capital and for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the accompanying prospectus supplement to this prospectus. We will retain broad discretion over the use of the net proceeds from the issuance or sale of our securities.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 17, 2026.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock. We may offer warrants separately or together with one or more additional warrants, common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

●	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants are to be sold separately or with other securities as parts of units;

●	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the designation and terms of the common stock with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which any warrants issued as part of a unit and the related common stock will be separately transferable;

●	the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

●	any redemption or call provisions; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus captioned “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through underwriters or dealers for resale to the public or to investors;

●	directly to one or more purchasers;

●	through agents;

●	in "at the market" offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	in block trades;

●	through public or privately negotiated transactions; or

●	any other method permitted pursuant to applicable law.

These offers and sales or distributions may be effected from time to time in one or more transactions, including:

●	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale or in the over-the-counter market;

●	in transactions other than on a national securities exchange or quotation service or in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	in ordinary brokerage transactions in which the broker-dealer solicits purchasers;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	through the writing of options, convertible securities or other contracts or agreements to be satisfied by the delivery of shares of common stock;

●	through short sales;

●	through privately negotiated transactions;

●	through an exchange distribution in accordance with the rules of the applicable exchange;

●	through broker-dealers who may agree with any selling stockholder to sell a specified number of its shares at a stipulated price per share;

●	through the lending of such securities;

●	by pledge to secure debts and other obligations or on foreclosure of a pledge.

●	through the distribution of such securities by any selling stockholder to its stockholders;

●	through a combination of any of the above methods; or

●	through any other method permitted pursuant to applicable law.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

If more than ten percent (10%) of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities to be offered hereby will be passed upon by Lewis Brisbois Bisgaard & Smith LLP, Los Angeles, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of AXT, Inc. as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 incorporated in this Registration Statement on Form S-3 by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.axt.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 17, 2026 (the “Form 10-K”);

●	The portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K, filed with the SEC March 31, 2026; and

●	The description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed with the SEC on April 24, 1998, including any amendment or report filed for the purpose of updating such description.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the effective date of this prospectus and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

AXT, Inc.

4281 Technology Drive

Fremont, California 94538

Attn: Investor Relations

(510) 438-4700

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted.  Offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

AXT, Inc.

8,560,311 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Bookrunner

Northland Capital Markets

Co-Managers

Needham & Company	B. Riley Securities	Craig-Hallum	Wedbush Securities

The date of this prospectus supplement is April 21, 2026